UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 19, 2009

WATERPURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida	333-135783	20-3217152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Plymouth Road, Suite 310, Plymouth Meeting, PA 19462
(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 728-2405

Copy of correspondence to:

James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2009, WaterPure International, Inc., a Florida corporation (the “Company”), amended its Articles of Incorporation, as amended, to increase the number of authorized shares of its common stock, par value $.0001 per share, to 250,000,000 shares and authorized 1,000,000 shares of blank-check preferred stock, $.001 par value per share, and filed Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of Florida to effectuate such amendment.  The Articles of Amendment, effective March 19, 2009, is attached to this Form 8-K as Exhibit 3.1 and is incorporated by reference.  The Articles of Amendment was authorized by the Board of Directors pursuant to a unanimous consent in lieu of a meeting, and was approved by a majority of the stockholders of the Company pursuant to written consents in lieu of a special meeting on December 23, 2008.

Item 7.01 Regulation FD Disclosure.

In connection with the Articles of Amendment, on March 20, 2009, the Company mailed notice to all shareholders as required pursuant to Section 607.0704 of the Florida Business Corporation Act. A copy of the letter to shareholders is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation, dated as March 18, 2009.

99.1	Copy of letter to shareholders from the Company, dated March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERPURE INTERNATIONAL, INC.

March 20, 2009	By:	/s/ PAUL S. LIPSCHUTZ
Paul S. Lipschutz
Chief Executive Officer

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